9605 S. Kingston Ct. Suite 200
Englewood, CO 80112
303-721-6131

www.richeymay.com Assurance | Tax | Advisory

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated June 24, 2020 on the statement of assets and liabilities, including the schedule of investments, of North Capital Treasury Money Market Fund (the “Fund”) as of April 30, 2020, and the related statement of operations, statement of changes in net assets, and financial highlights for the period from July 17, 2019 (commencement of operations) through April 30, 2020, and the related notes (collectively referred to as the financial statements), included herein on the report of North Capital Funds Trust on Form N-1A/A (No. 2). We also consent to the reference to our Firm under the heading “Independent Registered Public Accounting Firm” in such registration statements.
/s/ Richey, May & Co., LLP Englewood, Colorado
July 10, 2020

9605 S. Kingston Ct. Suite 200
Englewood, CO 80112
303-721-6131

www.richeymay.com Assurance | Tax | Advisory

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of the Annual Report of North Capital Treasury Money Market Fund for the period from July 17, 2019 (commencement of operations) through April 30, 2020 of our reports dated June 24, 2020 included in its Registration Statement on Form N-1A/A (No. 2) dated July 10, 2020 relating to the financial statements and financial statement schedules for the period from July 17, 2019 (commencement of operations) through April 30, 2020 listed in the accompanying index.

/s/ Richey, May & Co., LLP Englewood, Colorado
July 10, 2020